SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:
☒	Preliminary Information Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

ZOO ENTERTAINMENT, INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒ No Fee required.

☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

ZOO ENTERTAINMENT, INC.
3805 EDWARDS ROAD, SUITE 605
CINCINNATI, OHIO 45209
(513) 824-8297

NOTICE OF ACTION TO BE TAKEN WITHOUT A MEETING

Dear Stockholders of Zoo Entertainment, Inc. (the “Company”):

The purpose of this letter and the enclosed Information Statement is to inform you that stockholders of the Company holding a majority of our issued and outstanding shares of voting capital stock have executed written consents in lieu of a meeting to:

1. Approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of our common stock, par value $0.001 per share (“Common Stock”) from 250,000,000 shares to 3,500,000,000 shares (the “Share Increase”); and

2.  Approve an amendment to our Certificate of Incorporation to effect a reverse stock split of all of the outstanding shares of Common Stock, at a ratio of 1 for 600 (the “Reverse Stock Split”).

On January 13, 2010, our board of directors and stockholders holding approximately 66.7% of our outstanding voting capital stock executed written consents approving the Share Increase and the Reverse Stock Split. The consents we have received constitute the only stockholder approval required for the Share Increase and the Reverse Stock Split under the Delaware General Corporation Law (the “DGCL”) and our existing Certificate of Incorporation and Bylaws. Pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, as amended, stockholder approval of these amendments will become effective on or after such date that is approximately 20 calendar days following the date we first mailed the Information Statement to our stockholders.  After such date, the board of directors may implement the Share Increase at any time, and may implement the Reverse Stock Split at any time prior to January 13, 2011, by filing, in each case, a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware.  The board of directors intends to effectuate the Share Increase as soon as practicable following February [●], 2010.  The board of directors may determine not to proceed with the Reverse Stock Split pursuant to Section 242(c) of the DGCL.

We are furnishing the Information Statement to you solely to inform you of the approval of the Share Increase and the Reverse Stock Split by holders of a majority of our issued and outstanding voting capital stock. Section 228 of the DGCL requires that we notify you of these approvals because they were obtained by written consent of stockholders in lieu of a meeting. This letter and the Information Statement are intended to provide such notice. No action is required by you.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Information Statement is for information purposes only — Please read it carefully.

By order of the Board of Directors
/s/ Mark Seremet
Mark Seremet
President and Chief Executive Officer
January [●], 2010

ZOO ENTERTAINMENT, INC.
3805 Edwards Road, Suite 605
Cincinnati, Ohio 45209
(513) 824-8297

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement (the “Information Statement”) is being mailed on or about January [●], 2010 to the stockholders of record of Zoo Entertainment, Inc., a Delaware corporation (the “Company”), as of the close of business on January 19, 2010 (the “Record Date”).  This Information Statement is being furnished to you for information purposes only, to inform you that holders of shares representing a majority of our issued and outstanding shares of voting capital stock have adopted, by written consent, resolutions authorizing us to amend our Certificate of Incorporation to (i) increase the number of authorized shares of our common stock, par value $0.001 per share (“Common Stock”) from 250,000,000 shares to 3,500,000,000 shares (the “Share Increase”) and (ii) effect a reverse stock split of all of the outstanding shares of Common Stock, at a ratio of 1 for 600 (the “Reverse Stock Split”).

Board of Directors and Consenting Stockholders

On January 13, 2010, our board of directors (the “Board”) unanimously adopted resolutions authorizing (i) an increase in the number of authorized shares of Common Stock from 250,000,000 shares to 3,500,000,000 shares, (ii) a reverse stock split of all of the outstanding shares of Common Stock, at a ratio of 1 for 600 and (iii) the corresponding amendments to our Certificate of Incorporation to effect the Share Increase and the Reverse Stock Split.

Section 228 of the Delaware General Corporation Law (the “DGCL”) provides that the written consent of the holders of the issued and outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for a meeting.  In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the above actions as early as possible in order to accomplish the purposes hereafter described, the Board elected to seek the written consent of the holders of a majority of our issued and outstanding shares of voting capital stock, in order to reduce the costs and implement the Share Increase and the Reverse Stock Split in a timely manner.

As of the Record Date, there were (i) [39,425,755] shares of Common Stock issued and [31,624,429] shares of Common Stock outstanding, (ii)  1,389,684 shares of Series A Convertible Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”) issued and outstanding and (iii) 1,188,439 shares of Series B Convertible Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”) issued and outstanding.   The issued and outstanding shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock constitute the only voting securities of the Company, and each stockholder is entitled to cast one vote for each share held by such stockholder. Each share of Series A Preferred Stock or Series B Preferred Stock, as applicable, entitles its holder to the number of votes that the Common Stock into which it is convertible would have if such Series A Preferred Stock or Series B Preferred Stock, as applicable, had been so converted into Common Stock. On January 13, 2010, the following stockholders, who collectively own 66.7% of our Common Stock on an as converted basis, consented in writing to the Share Increase and Reverse Stock Split (the “Consenting Stockholders”):

Stockholder	Consenting Shares	Total %
Socius Capital Group, LLC	196,206,000	7.5%
Focus Capital Partners, LLC	125,478,000	4.8%
David E. Smith	500,000,000	19.2%
Ariza, LLC	225,606,000	8.6%
Moritz Seidel	120,027,932	4.6%
Back Bay LLC	266,602,740	10.2%
S.A.C. Venture Investments LLC	198,068,022	7.6%
Soundpost Capital, LP	53,952,250	2.1%
Soundpost Capital Offshore Ltd.	53,938,204	2.1%
TOTAL	1,739,879,148	66.7%

Within twelve months of the date of the written consent of the Consenting Stockholders, the Board may implement the Reverse Stock Split at a ratio of 1 for 600, by filing a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware.

The actions described in this Information Statement have been consented to by the Consenting Stockholders. Accordingly, the written consent executed by the Consenting Stockholders pursuant to Section 228(a) of the DGCL and delivered to the Company is sufficient to approve the Share Increase, the Reverse Stock Split and the corresponding amendments to the Company’s Certificate of Incorporation, and no further stockholder vote or other action is required.

Pursuant to Section 228(c) of the DGCL, we are required to provide prompt notice of the taking of the corporate action without a meeting to the stockholders of record who have not consented in writing to such action. This Information Statement is intended to provide such notice.

The entire cost of furnishing this Information Statement will be borne by the Company.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the voting capital stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

AMENDMENT TO THE
CERTIFICATE OF INCORPORATION- INCREASE IN AUTHORIZED SHARES OF
COMMON STOCK

As of the Record Date: (i) the Company is authorized to issue 250,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”), (ii) [39,425,755] shares of Common Stock are issued, of which [31,624,429] shares of Common Stock are outstanding, (iii) 1,389,684 shares of Series A Preferred Stock are issued and outstanding and (iv) 1,188,439 shares of Series B Preferred Stock are issued and outstanding.  In addition, as of the Record Date the Company has reserved up to approximately 4,000,000 shares of Common Stock for issuance pursuant to the Company’s 2007 Employee, Director and Consultant Stock Plan, as amended.

The Board and the Consenting Stockholders approved an amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock from 250,000,000 shares to 3,500,000,000 shares.  The amendment to our Certificate of Incorporation will not result in an increase in the number of authorized shares of Preferred Stock.

We will file an amendment to our Certificate of Incorporation, substantially in the form attached to this Information Statement as Appendix A (the “Share Increase Amendment”), with the Secretary of State of the State of Delaware, as soon as practicable following 20 calendar days after the date of the mailing of this Information Statement to our stockholders, and the Share Increase will become effective as of the date indicated in the Share Increase Amendment upon filing.

Purpose and Effects of Increasing the Authorized Shares of Common Stock

The principal purpose of increasing our authorized Common Stock is to ensure that the Company has sufficient shares of Common Stock available for general corporate purposes including, without limitation, conversion of outstanding Preferred Stock, exercise of common stock purchase warrants, equity financings, acquisitions, establishing strategic relationships with corporate partners, providing equity incentives to employees and payments of stock dividends, stock splits or other recapitalizations.   Without an increase in the shares of Common Stock authorized for issuance, the Company might not be able to conclude any such transaction in a timely fashion.

The Company will use newly available authorized shares of Common Stock that will become available by virtue of the Share Increase for a variety of purposes in the Board’s discretion, including the issuance of 1,389,684,000 shares of Common Stock upon the conversion of 1,389,684 shares of Series A Preferred Stock, and the issuance of 1,188,439,000 shares of Common Stock upon the conversion of 1,188,439 shares of Series B Preferred Stock. Upon the effectiveness of the filing of the Share Increase Amendment, and the conversion of the Series A Preferred Stock and Series B Preferred Stock, there will be approximately 2,609,747,429 shares of Common Stock issued and outstanding.  The Company also currently anticipates issuing approximately 617,981,731 shares of the newly available authorized shares of Common Stock upon the exercise of outstanding common stock purchase warrants.  In addition, we continue to explore possible acquisition transactions, some of which could involve the issuance of additional shares from time to time and/or the incurring of additional indebtedness in order to consummate such transactions. Finally, the Company may issue additional shares from time to time to its consultants or employees as compensation for services performed for the Company, and in connection with the issuance of shares underlying existing options, convertible notes or warrants.

To the extent that additional authorized shares are issued in the future, such issuance may decrease our existing stockholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to our existing stockholders. The holders of our Common Stock have no preemptive rights to subscribe for additional securities that may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership of Common Stock. In addition, if the Board elects to cause the Company to issue additional shares of Common Stock or securities convertible into or exercisable for Common Stock, such issuance could have a dilutive effect on the voting power and earnings per share of existing stockholders.  The increase in our authorized capital will not have any immediate effect on the rights of our existing stockholders.

The increase in the number of authorized shares and the subsequent issuance of such shares could have an anti-takeover effect, although this is not the intent of the Board in proposing the Share Increase Amendment. For example, if the Board issues additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary transaction opposed by the Board.  Any such issuance of additional stock could have the effect of diluting our earnings per share and book value per share of outstanding shares of our Common Stock or the stock ownership and voting rights of a person seeking to obtain control of the Company. The relative rights and limitations of the shares of Common Stock will remain unchanged under the Share Increase Amendment.

The Company does not have any other provisions in its Certificate of Incorporation, Bylaws, employment agreements, or any other documents that have material anti-takeover consequences. Additionally, the Company has no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

AMENDMENT TO THE
CERTIFICATE OF INCORPORATION - REVERSE STOCK SPLIT

As of the Record Date: (i) the Company is authorized to issue 250,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, (ii) [39,425,755] shares of Common Stock are issued, of which [31,624,429] shares of Common Stock are outstanding, (iii) 1,389,684 shares of Series A Preferred Stock are issued and outstanding and (iv) 1,188,439 shares of Series B Preferred Stock are issued and outstanding.  In addition, as of the Record Date the Company has reserved up to approximately 4,000,000 shares of Common Stock for issuance pursuant to the Company’s 2007 Employee, Director and Consultant Stock Plan, as amended.

The Board and the Consenting Stockholders approved an amendment to the Company’s Certificate of Incorporation to reverse split the outstanding shares of Common Stock at a ratio of 1 for 600.

In determining whether to proceed with the Reverse Stock Split, if any, the Board will consider a number of factors, including additional funding requirements, the amount of our authorized but unissued Common Stock, market conditions and existing and expected trading prices of our Common Stock.  If the Board determines to proceed with the Reverse Stock Split, we will file an amendment to our Certificate of Incorporation, substantially in the form attached to this Information Statement as Appendix B (the “Reverse Stock Split Amendment”), with the Secretary of State of the State of Delaware, at any time following 20 calendar days after the date of the mailing of this Information Statement to our stockholders, but prior to January 13, 2011, and the Reverse Stock Split will become effective as of the date indicated in the Reverse Stock Split Amendment upon filing (the “Effective Date”). Upon the filing of the Reverse Stock Split Amendment, and as a result of the Reverse Stock Split, every 600 shares of Common Stock then issued and outstanding will automatically, without any action on the part of the holder thereof, become one share of Common Stock.  If the Board determines not to proceed with the Reverse Stock Split, the Board may abandon the Reverse Stock Split Amendment pursuant to Section 242(c) of the DGCL.

Principal Effects of the Reverse Stock Split

Following the effectiveness of the filing of the Share Increase Amendment, and upon conversion of the Series A Preferred Stock and Series B Preferred Stock, there will be approximately 2,609,747,429 shares of Common Stock issued and outstanding and 7,801,326 shares of Common Stock held by the Company as treasury shares. Upon the filing of the Reverse Stock Split Amendment, and as a result of the Reverse Stock Split, each issued and outstanding share of Common Stock and treasury share of Common Stock will be reduced proportionately based on the Reverse Stock Split ratio of 1 for 600, such that there will be approximately 4,349,579 shares of Common Stock issued and outstanding, and approximately 13,002 shares of Common Stock held by the Company as treasury shares. The other principal effects of the Reverse Stock Split will be that:

•
the per share exercise price of all outstanding stock option awards will be increased proportionately by multiplying such exercise price by a factor equal to the split ratio, and the number of shares of Common Stock issuable upon the exercise of all outstanding option awards and the vesting or payment date of all stock units (including restricted stock units and deferred stock units) will be reduced proportionately by dividing such number by a factor equal to the split ratio. These adjustments will result in approximately the same aggregate exercise price being required to be paid upon exercise of outstanding option awards, although the aggregate number of shares issuable upon the exercise of such option awards will be reduced proportionately following the Reverse Stock Split;

•
the number of shares reserved for issuance and any maximum number of shares with respect to which equity awards may be granted to any participant under the Company’s equity-based compensation plan will be reduced proportionately based on the Reverse Stock Split ratio;

•
the per share exercise price of all outstanding warrants (except for the warrants held by Socius Capital Group, LLC and Focus Capital Partners, LLC) will be increased proportionately by multiplying such exercise price by a factor equal to the split ratio, and the number of shares of Common Stock issuable upon the exercise of all outstanding warrants will be reduced proportionately by dividing such number by a factor equal to the split ratio.  These adjustments will result in approximately the same aggregate exercise price being required to be paid upon exercise of outstanding warrants, although the aggregate number of shares issuable upon the exercise of such warrants will be reduced proportionately following the Reverse Stock Split.  The per share exercise price of the warrants held by Socius Capital Group, LLC and Focus Capital Partners, LLC shall remain at $0.01, although the aggregate number of shares issuable upon exercise of such warrants will be proportionately reduced, and as a result, the aggregate exercise price being required to be paid upon exercise of such warrants will decrease; and

•
the number of stockholders who own odd lots (fewer than 100 shares) will likely increase. Stockholders who hold odd lots may experience an increase in the cost of selling their shares and may have greater difficulty in executing sales.

The Reverse Stock Split will have no effect on the number of authorized shares of Common Stock or Preferred Stock. Additionally, the par value of each share of Common Stock will remain at $0.001 per share.  The Reverse Stock Split will not affect the voting or other rights of the Common Stock or Preferred Stock, and will not result in any change in the Company’s business, management, assets, liabilities or net worth.

Subject to the provisions for the elimination of fractional shares, as described below, the Reverse Stock Split will affect all of the Company’s stockholders uniformly and will not affect any stockholder’s percentage ownership interests or proportionate voting power. Except with respect to the number of shares issued and outstanding, the rights and preferences of the shares of Common Stock prior and subsequent to the Reverse Stock Split will remain the same. It is not anticipated that the Company’s financial condition, the percentage ownership of management, the number of stockholders or any aspect of the Company’s business would materially change, solely as a result of the Reverse Stock Split.

The Company will obtain a new CUSIP number for the post-Reverse Stock Split Common Stock.  The Company’s Common Stock will continue to be listed on the OTC Bulletin Board under the same ticker symbol after the Reverse Stock Split, although it will be considered a new listing with a new CUSIP number.

Although the number of outstanding shares of Common Stock will decrease following the proposed Reverse Stock Split, the Board does not intend for the Reverse Stock Split to be the first step in a going private transaction within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended.  In addition, the Company may use newly available authorized shares of Common Stock that will become available by virtue of the Reverse Stock Split for a variety of purposes in the Board’s discretion, including possible acquisitions, conversion of outstanding debt or financing activities, although no documentation has been executed with respect to such purposes.

Accounting Consequences

The par value of each share of Common Stock will remain unchanged at $0.001 per share after the Reverse Stock Split. As a result, on the Effective Date, the stated capital on the Company’s balance sheet attributable to Common Stock will be reduced from the current amount in proportion to the Reverse Stock Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The Company’s stockholders’ equity, in the aggregate, will remain unchanged. The shares of Common Stock held in treasury will also be reduced proportionately based on the Reverse Stock Split ratio. After the Reverse Stock Split, net income or loss per share, and other per share amounts will be increased proportionately because there will be fewer shares of Common Stock outstanding. In future financial statements, net income or loss per share and other per share amounts for periods ending before the Reverse Stock Split would be recast to give retroactive effect to the Reverse Stock Split.

Dividends

The Company has not paid any cash dividends on its Common Stock. The Board will continue to determine whether to pay dividends based on conditions then existing, including the Company’s earnings, financial condition and capital requirements, as well as economic and other conditions the Board may deem relevant. In addition, our ability to declare and pay dividends on our Common Stock is subject to requirements under the DGCL and covenants in our existing debt instruments.

Effect on Registered and Beneficial Stockholders

Upon completion of the Reverse Stock Split, we intend to treat stockholders holding shares of Common Stock in “street name” (that is, held through a bank, broker or other nominee) in the same manner as registered stockholders whose shares of Common Stock are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of Common Stock in “street name;” however, these banks, brokers or other nominees may apply their own specific procedures for processing the Reverse Stock Split. If you hold your shares of Common Stock with a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your nominee.

Effect on Registered “Book-Entry” Stockholders

Our registered stockholders may hold some or all of their shares electronically in book-entry form. Stockholders who hold all of their shares electronically will not have stock certificates evidencing their ownership of Common Stock. They will be, however, provided with a statement reflecting the number of shares of Common Stock (following the Reverse Stock Split) registered in their accounts. If you hold registered shares of Common Stock (following the Reverse Stock Split) in a book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of Common Stock in registered book-entry form.  If you are entitled to post-Reverse Stock Split shares of Common Stock, a transaction statement will be sent to your address of record as soon as practicable after the Effective Date indicating the number of whole shares of Common Stock you hold.

Exchange of Certificates and Elimination of Fractional Share Interests

On the Effective Date, every 600 shares of outstanding Common Stock will automatically be combined and changed into one share of Common Stock. No additional action on the part of the Company or any stockholder will be required in order to effect the Reverse Stock Split.

Our registered stockholders may hold their shares in certificate form or a combination of certificate and book-entry form. If any of your shares of Common Stock are held in certificate form, you will receive a transmittal letter from the Company’s transfer agent as soon as practicable after the Effective Date. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate(s) representing your pre-Reverse Stock Split shares for a new certificate representing your post-Reverse Stock Split shares. Stockholders should not submit any certificates until requested to do so.

Beginning on the Effective Date, each certificate representing pre-Reverse Stock Split shares of Common Stock will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares.

No fractional shares of Common Stock will be issued to any stockholder.  Accordingly, stockholders of record who would otherwise be entitled to receive fractional shares of Common Stock, will, upon surrender of their certificates representing shares of pre-Reverse Stock Split Common Stock, receive a new certificate representing the post-Reverse Stock Split Common Stock, rounded up or down to the nearest whole share. For example, if you own shares in an amount between one and 599, you will own one share of Common Stock following the Reverse Stock Split.

Reasons for the Reverse Stock Split

The Board believes that it is in the best interests of the Company and its stockholders to reduce the number of issued and outstanding shares through the Reverse Stock Split.  Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the stock, the type of investor who acquires it, or the Company’s reputation in the financial community, but in practice this is not necessarily the case, as many investors look upon a stock trading at or under $1.00 per share as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks.

Many leading brokerage firms are reluctant to recommend lower-priced securities to their clients and a variety of brokerage house policies and practices currently tend to discourage individual brokers within firms from dealing in lower-priced stocks. Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that make the handling of lower priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of lower priced stocks because the brokerage commission on a sale of a lower priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher priced issue.

The Board believes that the Reverse Stock Split is in the best interests of the Company and its stockholders because it would reduce the number of shares of its Common Stock outstanding to an amount that the Board believes is more reasonable in light of its size and market capitalization.

Certain Risks Associated with the Reverse Stock Split

Although the Reverse Stock Split may cause an immediate increase in the per share trading price and improve the marketability and liquidity of the Company’s Common Stock, other factors such as the Company’s financial results, general market and economic conditions and the market perception of the Company’s  business may adversely affect the market price, marketability and liquidity of the Company’s Common Stock. As a result, there can be no assurances that the Reverse Stock Split, if completed, will result in the intended benefits described above and that the market price of the Company’s Common Stock will sustain an increased price following the Reverse Stock Split.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following is a discussion of certain material U.S. federal income tax consequences of the Reverse Stock Split. This discussion is included for general information purposes only and does not purport to address all aspects of U.S. federal income tax law that may be relevant to stockholders in light of their particular circumstances. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and current Treasury regulations, administrative rulings and court decisions, all of which are subject to change, possibly on a retroactive basis, and any such change could affect the continuing validity of this discussion.

All stockholders are urged to consult with their own tax advisors with respect to the tax consequences of the Reverse Stock Split. This discussion does not address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, partnerships, nonresident alien individuals, broker-dealers, tax-exempt entities, holders that hold shares as part of a hedge, straddle, conversion or other risk reduction transaction, and holders that acquired shares pursuant to the exercise of compensatory stock options, the settlement of restricted stock units or deferred stock units, or otherwise as compensation. This summary also assumes that the pre-Reverse Stock Split shares were, and the post-Reverse Stock Split shares will be, held as a “capital asset,” as defined in Section 1221 of the Code. As used herein, the term “U.S. holder” means a holder that is, for U.S. federal income tax purposes:

•	a citizen or resident of the United States;
•	a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States or any political subdivision thereof;
•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust (A) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (as defined in the Code) have the authority to control all substantial decisions of the trust or (B) that has a valid election in effect to be treated as a U.S. person.

No gain or loss will generally be recognized by a stockholder upon the exchange of pre-Reverse Stock Split shares for post-Reverse Stock Split shares. The aggregate tax basis of the post-Reverse Stock Split shares will be the same as the aggregate tax basis of the pre-Reverse Stock Split shares exchanged in the Reverse Stock Split. A stockholder’s holding period in the post-Reverse Stock Split shares will include the period during which the stockholder held the pre-Reverse Stock Split shares exchanged in the Reverse Stock Split.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of the Record Date, by (i) each of our Chief Executive Officer and our two most highly compensated executive officers, who are referred to as named executive officers, (ii) each of our directors, (iii) all persons, including groups, known to us to own beneficially more than five percent (5%) of our outstanding Common Stock, and (iv) all current executive officers and directors as a group. For purposes of this table, we have assumed that all of our issued and outstanding shares of Series A Preferred Stock and Series B Preferred Stock have converted to Common Stock and there is a total of 3,220,063,429 shares of Common Stock outstanding.

Name and Address of Owner (1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Voting Power
5% Stockholders
Trinad Capital Master Fund, Ltd. (2)	460,233,726	14.3
Patricia Peizer (3)	321,684,000	9.9
Harris Toibb (4)	268,680,049	8.3
Peter Brant (5)	227,723,631	7.1
Directors and named executive officers:
Jay A. Wolf (6) (10)	125,000	*
Barry I. Regenstein (7) (10)	50,000	*
John Bendheim (8) (10)	250,000	*
Drew Larner (10)	0	*
Moritz Seidel (9)(10)	120,027,932	3.7
Mark Seremet (11) (10)	21,620,887	*
David Fremed (12) (10)	208,825	*
David Rosenbaum (13) (10)	40,906,880	1.3
David Smith (14)	500,000,000	15.5
All current directors and executive officers as a group (nine persons) (15)	683,189,524	21.2

*Less than one percent.

(1) Except as specifically indicated in the footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, warrants or rights held by that person that are currently exercisable or exercisable, convertible or issuable within 60 days of the Record Date, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2) Consists of 450,000,000 shares of common stock issuable upon conversion of 450,000 shares of Series B Convertible Preferred Stock, 9,551,908 shares of common stock held by Trinad Capital Master Fund, Ltd. (“TCMF”) and 681,818 shares of common stock held by Trinad Management, LLC (“Trinad Management”), which is an affiliate of and provides investment management services to, TCMF.  The address of TCMF is 2121 Avenue of the Stars, Suite 2550, Los Angeles, CA 90067. Robert S. Ellin has sole voting and investment power with respect to the shares held of record by TCMF.

(3) Consists of an aggregate of 321,684,000 shares of common stock issuable upon conversion of 321,684 shares of Series A Convertible Preferred Stock, of which 196,206 shares are held by Socius Capital Group, LLC and 125,478 shares are held by Focus Capital Partners, LLC, each of which are entities owned and controlled by Patricia Peizer. Ms. Peizer has sole voting and investment power with respect to the shares.  This amount does not include warrants to purchase an aggregate of 610,316,000 shares of common stock held by Socius Capital Group, LLC and Focus Capital Partners that are not exercisable within sixty (60) days as a result of a 9.9% ownership limitation contained in the warrants. The address for Ms. Peizer is  11150 Santa Monica Boulevard, Los Angeles, CA 90025.

(4) Consists of 266,603,000 shares of common stock issuable upon conversion of 266,603 shares of Series B Convertible Preferred Stock and 1,800,768 shares of common stock and immediately exercisable warrants to purchase 276,541 shares of common stock, but does not include warrants to purchase 2,272,727 shares of common stock that are not exercisable within sixty (60) days as a result of a 4.99% ownership limitation contained in the warrants. The address of Harris Toibb is 6355 Topenga Boulevard, Suite 335, Woodland Hills, CA 91367.

(5) Consists of 225,606,000 shares of common stock issuable upon conversion of 225,606 shares of Series A Convertible Preferred Stock owned by Ariza, LLC, a Company controlled by Mr. Brant, 2,048,127 shares of common stock, 37,246 shares of common stock underlying immediately exercisable warrants and 32,258 shares of common stock underlying options. The amount does not include 189,692 shares of common stock and warrants to purchase 47,421 shares of common stock held by The Bear Island Paper Company LLC Thrift Plan-Aggressive Growth Fund, of which Mr. Brant is the economic beneficiary and shares investment and dispositive power with the trustees of the Plan of which Mr. Brant is one trustee. Mr. Brant has the sole power to vote or dispose of the shares held by Ariza, LLC. The address for Mr. Brant is c/o Brant Industries, Inc., 80 Fieldpoint Road, Greenwich, CT 06830.

(6) Consists of 125,000 shares of restricted common stock.

(7) Consists of 50,000 shares of restricted common stock.

(8) Consists of 250,000 shares of restricted common stock.

(9) Consists of 120,000,000 shares of common stock issuable upon conversion of 120,000 shares of Series A Convertible Preferred Stock held by Mr. Seidel and 27,932 shares of common stock held by T7M7 Unternehmensaufbau GmbH.  Mr. Seidel is the Managing Director of T7M7 Unternehmensaufbau GmbH, and as a result, may be deemed to indirectly beneficially own an aggregate of 120,027,932 shares of common stock.  Mr. Seidel disclaims beneficial ownership of these securities. Mr. Seidel has the sole voting and investment power with respect to the shares held by T7M7 Unternehmensaufbau GmbH. The address of T7M7 Unternehmensaufbau GmbH is Occam-Strasse 4, Rueckgebauede, 80802, Muenchen, Germany.

(10) The address of each of these persons is c/o Zoo Entertainment, Inc., 3805 Edwards Road, Suite 605, Cincinnati, OH 45209.

(11) Consists of 20,000,000 shares of common stock issuable upon conversion of 20,000 shares of Series A Convertible Preferred Stock, 645,825 shares of common stock, immediately exercisable warrants to purchase 5,893 shares of common stock for a purchase price of $2.13 and immediately exercisable warrants to purchase 8,779 shares of common stock for a purchase price of $2.84.  It also includes non-qualified stock options to purchase up to 702,328 shares of common stock for a purchase price of $1.52 per share and non-qualified stock options to purchase up to 8,062 shares of common stock for a purchase price of $2.58 per share, in each case which is fully vested and immediately exercisable.  This includes 250,000 non-qualified stock options to purchase up to 250,000 shares of common stock for a purchase price of $0.30 per share that will vest and be exercisable within the next sixty days, but does not include 500,000 non-qualified stock options to purchase up to 500,000 shares of common stock for a purchase price of $0.30 per share that are not vested and not exercisable within the next sixty days.

(12)  Consists of 142,839 shares of common stock, and also includes non-qualified stock options to purchase up to 42,575 shares of common stock for a purchase price of $2.58 per share which are fully vested and immediately exercisable.  This includes 23,411 non-qualified stock options to purchase up to 23,411 shares of common stock for a purchase price of $2.13 per share that are vested and exercisable, but does not include non-qualified stock options to purchase up to 46,822 shares of common stock for a purchase price of $2.13 per share that are not vested and not exercisable within sixty days of the Record Date.

(13) Consists of 40,000,000 shares of common stock issuable upon conversion of 40,000 shares of Series A Convertible Preferred Stock, 117,478 shares of common stock and immediately exercisable warrants to purchase 29,371 shares of common stock for a purchase price of $2.13. It also includes non-qualified stock options to purchase up to 760,031 shares for a purchase price of $1.52 per share which are fully vested and immediately exercisable.

(14) Consists of 500,000,000 shares of common stock issuable upon conversion of 500,000 shares of Series A Convertible Preferred Stock.  Mr. Smith became a director of the Company on December 14, 2009.  The address for Mr. Smith is 2450 Colorado Ave., Suite 100 East Tower, Santa Monica, CA 90404.

(15)  Includes warrants to purchase 44,043 shares of common stock and options to purchase 1,786,407 shares of common stock.

 INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO THE AMENDMENTS

No director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Share Increase, the Reverse Stock Split or the corresponding amendments to the Certificate of Incorporation, which is not shared by all other holders of the Company’s Common Stock.

DISSENTERS’ RIGHTS OF APPRAISAL

Our stockholders are not entitled under the DGCL, our Certificate of Incorporation or our Bylaws to dissenters’ rights of appraisal in connection with the Share Increase, the Reverse Stock Split or the adoption of the corresponding amendments to our Certificate of Incorporation.

STOCKHOLDERS SHARING AN ADDRESS

            In accordance with notices to many stockholders who hold their shares through a bank, broker or other holder of record (a “street-name stockholder”) and share a single address, only one information statement is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as “householding,” is intended to reduce the Company’s printing and postage costs. However, any such street-name stockholder residing at the same address who wishes to receive a separate copy of this Information Statement may request a copy by contacting the bank, broker or other holder of record, or the Company by telephone at (310) 601-2500, or by mail to: Zoo Entertainment, Inc., 3805 Edwards Road, Suite 605, Cincinnati, Ohio 45209. In addition, any street-name stockholders residing at the same address who have received multiple copies of this Information Statement and wish to receive a single copy of the Company’s annual reports, information statements and proxy materials in the future may contact the bank, broker or other holder of record, or the Company at the contact information above.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the U.S. Securities and Exchange Commission (“SEC”). You may obtain such SEC filings from the SEC’s website at http://www.sec.gov. You can also read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330.

FORWARD-LOOKING STATEMENTS

This information statement may contain certain "forward-looking" statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the SEC in its rules, regulations and releases) representing our expectations or beliefs regarding the Company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate," "might," or "continue" or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the SEC.

By Order of the Board of Directors,

January [●], 2010	/s/ Mark Seremet
Mark Seremet
President and Chief Executive Officer

Appendix A

CERTIFICATE OF AMENDMENT
TO
 CERTIFICATE OF INCORPORATION
OF
ZOO ENTERTAINMENT, INC.

(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)

Zoo Entertainment, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1.           The name of the corporation is Zoo Entertainment, Inc. (the “Corporation”).  The name under which the Corporation was originally incorporated is Driftwood Ventures, Inc., and the date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was November 13, 2007.  The Certificate of Incorporation of the Corporation was subsequently amended on December 3, 2008 by the filing of a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware, to change the name of the Corporation to Zoo Entertainment, Inc.

2.           The Certificate of Incorporation of the Corporation is hereby amended by striking paragraph A of Article FOURTH thereof, and replacing it with the following:

“A.           The total number of shares of all classes of stock which the Corporation shall have authority to issue is Three Billion Five Hundred Five Million (3,505,000,000), consisting of:

(i)              Three Billion Five Hundred Million (3,500,000,000) shares of common stock, par value $0.001 per share (the “Common Stock”); and

(ii)  Five Million (5,000,000) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).

The number of authorized shares of any such class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.”

3.           Pursuant to Section 228(a) of the General Corporation Law of the State of Delaware, the holders of outstanding shares of the Corporation having no less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted, consented to the adoption of the aforesaid amendments without a meeting, without a vote and without prior notice and that written notice of the taking of such actions was given in accordance with Section 228(e) of the General Corporation Law of the State of Delaware.

4.           This Certificate of Amendment to Certificate of Incorporation, as filed under Sections 242 of the General Corporation Law of the State of Delaware, has been duly authorized in accordance thereof.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to Certificate of Incorporation be signed by its duly authorized officer this __ day of February, 2010.

ZOO ENTERTAINMENT, INC.

By:	/s/ Mark Seremet
Mark Seremet
President and Chief Executive Officer

Appendix B
CERTIFICATE OF AMENDMENT
TO
 CERTIFICATE OF INCORPORATION
OF
ZOO ENTERTAINMENT, INC.

(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)

Zoo Entertainment, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1.           The name of the corporation is Zoo Entertainment, Inc. (the “Corporation”).  The name under which the Corporation was originally incorporated is Driftwood Ventures, Inc., and the date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was November 13, 2007 (the “Certificate”).  The Certificate was subsequently amended on December 3, 2008 by the filing of a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware, to change the name of the Corporation to Zoo Entertainment, Inc. The Certificate was subsequently amended on November 20, 2009 by the filing of a Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock and a Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock.  The Certificate was subsequently amended on February [●], 2010 by the filing of a Certificate of Amendment (as amended, the Certificate of Incorporation”).

2.           The Certificate of Incorporation of the Corporation is hereby amended by striking paragraph A of Article FOURTH thereof, and replacing it with the following:

“A.              The total number of shares of all classes of stock which the Corporation shall have authority to issue is Three Billion Five Hundred Five Million (3,505,000,000), consisting of:

(i)              Three Billion Five Hundred Million (3,500,000,000) shares of common stock, par value $0.001 per share (the “Common Stock”); and

(ii)  Five Million (5,000,000) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).

Upon the effectiveness of this Certificate of Amendment, every Six Hundred (600) issued and outstanding shares of Common Stock of the Corporation shall be changed and reclassified into one (1) share of Common Stock, which shares shall be fully paid and nonassessable shares of Common Stock of the Corporation; provided, however, that in lieu of fractional interests in shares of Common Stock to which any stockholder would otherwise be entitled pursuant hereto (taking into account all shares of Common Stock owned by such stockholder), any such fractional interests in shares of Common Stock shall be rounded up to the nearest whole number.

The number of authorized shares of any such class or classes or series may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of the capital stock of the Corporation entitled to vote thereon, without a vote of the holders of the Common Stock or the Preferred Stock (or any series thereof) voting as a separate class, unless a vote of any such holders is specifically required herein pursuant to the terms of any Preferred Stock.”

3.           Pursuant to Section 228(a) of the General Corporation Law of the State of Delaware, the holders of outstanding shares of the Corporation having no less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted, consented to the adoption of the aforesaid amendments without a meeting, without a vote and without prior notice and that written notice of the taking of such actions was given in accordance with Section 228(e) of the General Corporation Law of the State of Delaware.

4.           This Certificate of Amendment to Certificate of Incorporation, as filed under Sections 242 of the General Corporation Law of the State of Delaware, has been duly authorized in accordance thereof.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to Certificate of Incorporation be signed by its duly authorized officer this __ day of February, 2010.

ZOO ENTERTAINMENT, INC.

By:
Mark Seremet
President and Chief Executive Officer